Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-71276, 33-94370, 333-83089, 333-84183, 333-38094, 333-108716 and 333-125743 on Form S-8 and Registration Statements No. 33-49082, 33-76094, 333-24549, 333-76641, 333-77925, 333-31442, 333-32776, 333-34958, 333-35934, 333-107820, 333-111680, 333-114389, 333-123867, 333-124230 and 333-125979 on Form S-3 of our reports dated December 14, 2006, relating to the financial statements of AVANIR Pharmaceuticals (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment, and the change in method of accounting for certain patent related costs, effective October 1, 2005) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2006.
/s/ DELOITTE & TOUCHE LLP
San Diego, California
December 14, 2006